INNOVUS PHARMA ANNOUNCES THE APPOINTMENT OF BASSAM DAMAJ AS PRESIDENT & CHIEF EXECUTIVE OFFICER

San Diego, CA, January 22 2013 – Innovus Pharmaceuticals, Inc. (OTCBB: INNV) (“Innovus Pharma”) today announced the appointment of Bassam Damaj, Ph. D. to serve as President & CEO, and a member of the Board of Directors, effective immediately. Dr. Damaj replaces Vivian Liu, who resigned from the Company’s management team. Ms. Liu will continue to serve on the Board of Directors. Innovus Pharma will also move its corporate headquarters from Sierra Madre, California to San Diego, California.

Before joining Innovus Pharma, Dr. Damaj served as President & Chief Executive Officer of Apricus Biosciences, Inc., (NASDAQ: APRI) from December 2009 until November 2012. At Apricus Bio, Dr. Damaj was responsible for the approval of its lead drug Vitaros, a treatment for erectile dysfunction. Dr. Damaj also signed multimillion dollar partnerships between Apricus Bio and leading pharmaceutical companies such as Abbott, Novartis-Sandoz and Takeda.

“I am delighted to join Innovus Pharma,” said Dr. Damaj. “The company has a number of important drugs either approved or under development, and I look forward to filling the company’s product pipeline and building it into a true commercial revenue-generating organization.”

Innovus Pharma also announced that director Henry Esber Ph.D. has been appointed Chairman of the Board. Commenting on today’s news, Dr. Esber said: “We are fortunate to be able to recruit an executive officer with Bassam’s accomplishments, expertise and identity in the marketplace. At Apricus Bio, he successfully designed and executed on a business plan that resurrected the Company, its technology plateform and its products, and grew the Company to over 100M in market capitalization.”

Before Apricus Bio, Dr. Damaj was a co-founder of Bio-Quant, Inc. and served as the Chief Executive Officer and Chief Scientific Officer and a Director of BioQuant’s board of directors from its inception in June 2000 until its acquisition by Apricus Biosciences in June 2011. In addition, Dr. Damaj was the founder, Chairman, President & Chief Executive Officer of R&D Healthcare, and the cofounder of Celltek Biotechnologies. He also served as a Director of the Board of Directors at CreAgri, Inc. and was Member of Scientific Advisory Board of MicroIslet, Inc.

Dr. Damaj is the author of the Immunological Reagents and Solutions reference book, the inventor of many patents and author of numerous peer reviewed scientific publications. Dr. Damaj won a US Congressional award for the Anthrax Multiplex Diagnostic Test in 2003. Dr. Damaj holds a Ph.D. degree in Immunology/Microbiology from Laval University and completed a postdoctoral fellowship in molecular oncology from McGill University.

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The Company intends to describe its 2013 strategy and corporate objectives in detail an upcoming press release.

About Innovus Pharma: Innovus Pharma is an emerging pharmaceutical company that develops, in-licenses, acquires and markets proprietary pharmaceutical products with unique packaging and presentation for better patient compliance and results. The Company is headquartered at 4275 Executive Square, Suite 207, San Diego CA 92037, T: 858-964-5123, F: 858-964-2301, www. innovuspharma.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that may individually or mutually impact the matters described in this release for a variety of reasons~~,~~ many of which are outside the control of Innovus Pharma. These risks and uncertainties include, but are not limited to Innovus Pharma’s ability to raise sufficient capital to fund its operations and growth strategy, the continued willingness of members of the Board of Directors to fund the company on an interim basis, Innovus Pharma’s ability to achieve its development, regulatory, commercialization and financial goals for its existing products, its ability to acquire additional products, and its ability to achieve development, regulatory, commercialization and financial goals for such additional products. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or the “Investors” section of Innovus Pharma’s website at innovuspharma.com. # # #

Contact:

Kevin Holmes

Chesapeake Group

info@chesapeakegp.com,

T: 410-825-3930

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